UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

KINDRED HEALTHCARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On March 27, 2018, Kindred Healthcare, Inc. issued the following press release.

DELAWARE COURT DENIES BRIGADE CAPITAL MOTION TO ENJOIN

VOTE ON KINDRED TRANSACTION WITH TPG CAPITAL,

WELSH, CARSON, ANDERSON & STOWE AND HUMANA INC.

Kindred Special Meeting of Stockholders to be Held as Scheduled

on March 29, 2018 at 10:00 a.m. Eastern Time

Urges Stockholders to Vote “FOR” the Value-Maximizing Transaction TODAY

LOUISVILLE, Ky. – March 27, 2018 – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that the Court of Chancery of the State of Delaware has ruled in favor of Kindred and its Board of Directors and denied the motion for preliminary injunction filed by Brigade Capital Management (“Brigade”) regarding the pending acquisition of Kindred by affiliates of TPG Capital, Welsh, Carson, Anderson & Stowe and Humana Inc. (NYSE: HUM). With this ruling, the Court has denied all of the relief Brigade sought in connection with its motion for preliminary injunction.

The Company issued the following statement:

We are pleased that the Court has denied all of the relief Brigade sought. As we have maintained, the Kindred Board of Directors acted in accordance with its fiduciary duties and in the best interests of all stockholders throughout the entirety of its 18-month long process to maximize stockholder value. We continue to expect to complete the transaction this summer and look forward to providing Kindred’s stockholders with premium cash value for their investment.

The Kindred Board unanimously recommends all stockholders vote “FOR” the transaction TODAY.

Kindred will hold its special meeting of stockholders as scheduled on Thursday, March 29, 2018, at 10:00 a.m. Eastern Time. In light of the supplemental proxy materials filed on March 23, 2018, the Court ordered that the Company hold open the polls for five business days for the stated purpose of providing stockholders with additional time to seek appraisal of their stock, if so desired. Accordingly, the Company will open the polls on Thursday, March 29, 2018 as scheduled, and commence voting at that time. The meeting will reconvene on April 5, 2018 for the purpose of closing the polls and concluding the meeting.

Kindred stockholders of record as of the close of business on February 20, 2018 are entitled to vote their shares either in person or by proxy at the special meeting. Kindred stockholders who have already voted “FOR” the transaction do not need to take further action.

Kindred reminds stockholders that their vote is important, no matter how many shares they own. The Kindred Board unanimously recommends that all Kindred stockholders vote “FOR” the proposal to adopt the merger agreement as well as all other proposals included in the definitive proxy statement. Kindred reminds investors that failing to vote or abstaining from voting is effectively a vote against the transaction.

Kindred stockholders who have questions, need assistance in voting their proxy card or require replacement proxy materials may contact Kindred’s proxy solicitors:

Your Vote Is Important, No Matter How Many Shares You Own!

If you have questions about how to vote your shares, please contact:

1407 Broadway, 27th Floor, New York, New York 10018

(212) 929-5500 or Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Barclays and Guggenheim Securities, LLC are serving as financial advisors to Kindred and Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel.

###

About Kindred

Kindred Healthcare, Inc., a top-105 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $6.0 billion. At December 31, 2017, Kindred’s continuing operations, through its subsidiaries, had approximately 85,300 employees providing healthcare services in 2,471 locations in 45 states, including 75 LTAC hospitals, 19 inpatient rehabilitation hospitals, 13 sub-acute units, 608 Kindred at Home home health, hospice and non-medical home care sites of service, 99 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,657 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for nine years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” “seek,” “continue” and other similar expressions.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Kindred’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Kindred is unable to predict or control, that may cause Kindred’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed transactions include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of Kindred’s stockholders to approve the proposed merger or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; changes in the business or operating prospects of Kindred or its homecare business or hospital business; changes in healthcare and other laws and regulations; the impact of the announcement of, or failure to complete, the proposed merger on our relationships with employees, customers, vendors and other business partners; and potential or actual litigation. In addition, these statements involve risks, uncertainties, and other factors detailed from time to time in Kindred’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond Kindred’s control. Kindred cautions investors that any forward-looking statements made by Kindred are not guarantees of future performance. Kindred disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information and Where to Find It

Kindred has filed with the SEC and mailed to its stockholders a definitive proxy statement in connection with the proposed merger. We urge investors and security holders to read the proxy statement because it contains important information regarding the proposed merger. You may obtain a free copy of the proxy statement and other related documents filed by Kindred with the SEC at the SEC’s website at www.sec.gov. You also may obtain the proxy statement (and other documents filed by Kindred with the SEC relating to the proposed merger for free by accessing Kindred’s website at www.kindredhealthcare.com by clicking on the link for “Investors”, then clicking on the link for “SEC Filings.”

Participants in the Solicitation

Kindred and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Kindred’s stockholders in connection with the proposed merger. Information about Kindred’s directors and executive officers, including information regarding the interests of these directors and executive officers in the proposed merger, is included in Kindred’s definitive proxy statement, which was filed with the SEC on February 21, 2018. You can obtain a free copy of this document from Kindred using the contact information above.

Contacts

Media	Investors and Analysts
Susan E. Moss	Todd Flowers
Kindred Corporate Communications	Kindred Investor Relations
(502) 596-7296	(502) 596-6569